UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2026

SkinHealth Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 E. Burnett Street
Long Beach, CA
(Address of principal executive offices)

90815
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 8, 2026, SkinHealth Systems Inc., a Delaware corporation (the “Company”), received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its Class A Common Stock, par value $0.0001 per share (the “Common Stock”), was not in compliance with Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market, as the closing bid price of the Common Stock was less than $1.00 per share for 30 consecutive business days from March 26, 2026 through May 7, 2026 (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the listing or trading of the Common Stock, and the Common Stock will continue to trade on The Nasdaq Capital Market under the symbol, “SKIN”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until November 4, 2026, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”). To regain compliance, during this 180-day Compliance Period, the closing bid price of the Common Stock must be at least $1.00 per share or more for a minimum of ten consecutive business days. Nasdaq may, in its discretion, require the Company to maintain such closing bid price for a period in excess of ten consecutive business days, but generally no more than twenty consecutive business days, before determining that the Company has regained compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement before the expiration of the Compliance Period, the Company may be eligible for an additional 180 calendar days to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A) (the “Additional Compliance Period”). To qualify for the Additional Compliance Period, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market (except the Minimum Bid Price Requirement) and to provide written notice to Nasdaq of its intention to cure the deficiency during the Additional Compliance Period, including by effecting a reverse stock split, if necessary. If it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the Additional Compliance Period, Nasdaq will provide notice that the Common Stock will be subject to delisting.

If the Company does not regain compliance within the applicable compliance period(s), including any Additional Compliance Period that may be granted, Nasdaq will provide notice that the Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to actively monitor the closing bid price of its Common Stock and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with any other Nasdaq listing requirement.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the Company’s intent or ability to regain compliance with Nasdaq’s continued listing standards, plans, strategies, and objectives. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, and expectations may not be achieved. The Company’s actual results, performance, or achievements may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including the risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and elsewhere in the Company’s quarterly and other reports filed with the U.S. Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause the Company's results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2026	SkinHealth Systems Inc.

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer